Exhibit 99.1

Audience Announces Third Quarter 2012 Financial Results

MOUNTAIN VIEW, Calif. – October 25, 2012 – Audience, Inc. (NASDAQ: ADNC), the leader in advanced voice and audio processing for mobile devices, today announced its third quarter 2012 financial results.

Revenue for the third quarter of 2012 was $40.8 million, compared with $26.3 million for the same period in 2011.

As reported under U.S. generally accepted accounting principles (GAAP), third quarter 2012 net income was $3.7 million, or $0.16 per diluted share based on weighted average shares outstanding of 23.2 million, compared with GAAP net income of $2.4 million, or $0.05 per diluted share based on weighted average shares outstanding of 3.8 million, in the same period in 2011.

Gross margin on a GAAP basis for the third quarter of 2012 was 55.0% of revenue, compared to 47.5% of revenue for the same period in 2011. Gross margin on a non-GAAP basis for the third quarter of 2012 was 55.1% of revenue, compared to 47.6% of revenue for the same period in 2011.

Non-GAAP net income for the third quarter of 2012 was $4.9 million, or $0.21 per diluted share based on weighted average shares outstanding of 23.2 million. This compares with non-GAAP net income of $2.7 million, or $0.13 per diluted share based on weighted average shares outstanding of 3.8 million, for the same period in 2011.

“We continue to successfully execute our strategy of delivering a compelling voice user experience on leading global mobile platforms as well as regional champion devices, using our unique and differentiated technology based on the intelligence of the human hearing system,” said Peter Santos, president and chief executive officer. “As demand accelerates for our earSmart technology in smartphones and tablets and in new, adjacent markets, such as notebooks and smart TVs, we look forward to expanding our market share in existing markets, as well as in rapid growth opportunities in new geographic markets such as China.”

“In our first full quarter as a public company, we are pleased to report a strong third quarter with revenue up by approximately 55% year-over-year and by 22% sequentially,” said Kevin Palatnik, chief financial officer. “Overall, we realized strong operating results through solid execution and remain focused on creating shareholder value.”

In order to make it easy for investors and others to see what devices include our earSmartTM intelligent voice technology, we will be maintaining a page on our web site that identifies many of the current and new devices that include our earSmart technology. We hope this information will enable our investors to see the breadth of devices incorporating our earSmart intelligent voice technology. We generally intend to update this page rather than issuing a press release when a new device is released.

The following statements are based on current expectations. These statements are forward looking and actual results may differ materially.

Business Outlook

For the fourth quarter of 2012, the company expects total revenue to be in the range of $35 to $38 million. Fourth quarter GAAP gross margin is expected to be in the range of 52.5% to 55.5%. Fourth quarter GAAP net income, which includes $1.0 million of expected stock based compensation expense and $0.1 million of non-cash rent expense, is expected to be in the range of $0.8 to $1.7 million, or $0.04 to $0.08 per diluted share on approximately 23.6 million diluted weighted average shares outstanding.

Fourth quarter non-GAAP gross margin is expected to be in the range of 52.5% to 55.5%. Fourth quarter non-GAAP net income is expected to be in the range of $1.9 to $2.8 million, or $0.08 to $0.12 per share on a diluted basis.

A schedule showing a reconciliation of the business outlook from GAAP diluted net income per share to non-GAAP diluted net income per share is included with this release.

Quarterly Conference Call Today

Peter Santos, president and chief executive officer, and Kevin Palatnik, chief financial officer, will host a third quarter 2012 financial results conference call today at 1:30 pm (Pacific) / 4:30 pm (Eastern). Attendees are asked to join the conference call at least ten minutes prior to the scheduled conference call time. The call can be accessed by dialing 1-877-212-6076 (toll free) or 1-707-287-9331 (international). The passcode is 38278163. A live and archived webcast of the call will be available on Audience’s website at http://investor.audience.com/ until November 9, 2012.

Audience expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Audience may reiterate the business outlook published in this press release. At the same time, Audience will keep this press release, including the business outlook, publicly available on its website.

Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Audience’s current expectations on matters covered unless Audience publishes a notice stating otherwise.

Beginning December 14, 2012, Audience will observe a Quiet Period during which Audience’s representatives will not comment on Audience’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Audience’s Fourth Quarter 2012 Earnings Release is published, which is currently scheduled for January 31, 2013.

Use of Non-GAAP Financial Measures

Audience prepares its financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures, such as gross margin, net income and earnings per share information for the three and nine months ended September 30, 2012 and similar periods from the prior year included in this press release are different from those otherwise presented under GAAP. The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants accounted for under GAAP. Stock-based compensation expense has been and will continue to be a significant recurring expense for Audience.

While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Stock warrant revaluation expense is related to preferred stock warrants outstanding that had to be revalued each quarter prior to our initial public offering. We believe the comparisons of ongoing operations should exclude effects of such revaluations as preferred stock warrant revaluation represents a non-cash expense.

On June 5, 2012, Audience entered into a lease agreement for our future corporate headquarters facility in Mountain View, CA. The facility is in the process of being constructed. Pursuant to the lease agreement, the lease falls under “build-to-suit” accounting treatment and therefore, in accordance with accounting for the effect of lessee involvement in asset construction, the company is considered to be the owner of the real estate project during the construction period. As such, Audience recorded an asset for construction in progress for incurred construction costs, and a liability for those costs that are not funded by the company. Additionally the rent costs associated with the ground lease during construction was recorded to the income statement. This rent cost is a non-cash charge that the company excluded from our non-GAAP net income.

The shares used to compute non-GAAP basic and diluted net income per share include the assumed conversion of all outstanding shares of convertible preferred stock into shares of common stock using the as-if converted method as of the beginning of each period presented or the date of issuance, if later. In May 2012, in conjunction with the closing of our initial public offering, all of our outstanding preferred stock was converted into shares of our common stock.

Audience has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between quarters and annual growth rates that are not influenced by certain non-cash charges and therefore are helpful in understanding Audience’s underlying operating results. These non-GAAP measures are some of the primary measures Audience’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of the GAAP to non-GAAP results are presented at the end of this press release.

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the third quarter conference call regarding Audience, Inc., which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements relating to expectations of future revenue, net income and operating margin performance, future success for various products and our leadership position in the market, the demand for our solutions including continued demand by customers upon whom we are substantially dependent, our ability to enable the rollout of next generation products and other operating prospects are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including: our past dependence on a single OEM for a majority of our revenue and the transition our relationship with that OEM is undergoing; our dependence on a limited number of OEMs, including Samsung, for a substantial portion of revenue; our need to maintain and expand our existing relationships with our OEMs and to establish relationships with new OEMs in order to maintain and increase our revenue; our ability to sustain profitable operations due to our history of losses and accumulated deficit; quarterly fluctuations in our results due to factors such as the timing of OEM product launches, customer purchasing behavior in light of anticipated mobile phone launches and our assessments of whether we have excess or obsolete inventory, among other factors; competition in the market for our products; our ability to enter end user product markets, such as notebooks and smart TVs, as well as new geographic markets; pressure on the average selling prices for our products; our lengthy sales cycle and the lack of certainty as to whether any given OEM’s products will achieve market acceptance; our OEMs’ lengthy and expensive process to qualify our products; our ability to develop new or enhanced products in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble and test our products; defects that may be present in our products; the impact of current or future intellectual property litigation and claims for indemnification; changes in tax laws or our ability to utilize our tax structure and net operating losses and other risks inherent in fabless semiconductor businesses. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent Form 10-Q, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About Audience

Audience is the leader in advanced voice and audio processing for mobile devices. Its family of earSmart™ intelligent voice processors is based on the processes of human hearing, to suppress background noise and enhance mobile voice quality. Audience’s technology substantially improves the mobile voice experience, while also improving the performance of speech-based services, and enhancing audio quality for multimedia. Audience earSmart™ processors are featured in mobile devices from leading providers in Asia-Pacific, Europe and the U.S. The company is based in Mountain View, California. For more information, see www.audience.com.

ADNC-F

For more information, contact:

Investors and Shareholders
The Blueshirt Group
Suzanne Craig or	Melanie Friedman
415-217-4962	415-217-4964
suzanne@blueshirtgroup.com	melanie@blueshirtgroup.com

Media and Industry Analysts

Diane Vanasse

408-242-0027

dvanasse@audience.com

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Audience, Inc.

Condensed consolidated balance sheets

(in thousands)

(unaudited)

	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$97,735	$15,983
Restricted cash	40	40
Marketable securities	22,052	—
Accounts receivable, net	13,239	8,465
Inventories	11,538	20,242
Prepaid expenses and other current assets	2,409	2,659

Total current assets	147,013	47,389
Property and equipment, net	5,509	2,237
Long-term deposit	642	69
Restricted cash—noncurrent portion	170	170

Total assets	$153,334	$49,865

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Equipment leasing	$—	$103
Accounts payable	5,427	7,711
Accrued and other current liabilities	7,435	4,405
Deferred credits and income	289	474
Financing obligation for construction in progress	630	—

Total current liabilities	13,781	12,693
Deferred rent—noncurrent portion	33	132
Convertible preferred stock warrant liability	—	1,137

Total liabilities	13,814	13,962

Convertible preferred stock	—	74,348
Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	20	1
Additional paid-in capital	169,488	3,732
Accumulated other comprehensive income (loss)	1	(31)
Accumulated deficit	(29,989)	(42,147)

Total shareholders’ equity (deficit)	139,520	(38,445)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$153,334	$49,865

Audience, Inc.

Condensed consolidated statements of comprehensive income

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenue:
Hardware	$32,252	$26,306	$72,805	$79,716
Licensing	8,499	—	32,411	—

Total revenue	40,751	26,306	105,216	79,716
Cost of revenue	18,355	13,798	44,392	35,745

Gross profit	22,396	12,508	60,824	43,971
Operating expenses:
Research and development	9,501	4,388	23,047	14,605
Selling, general and administrative	9,102	5,820	24,773	14,870

Total operating expenses	18,603	10,208	47,820	29,475

Income from operations	3,793	2,300	13,004	14,496
Interest income (expense), net	77	—	90	(5)
Other income (expense), net	(39)	101	(504)	(557)

Income before income taxes	3,831	2,401	12,590	13,934
Provision for income taxes	(167)	—	(432)	—

Net income	$3,664	$2,401	$12,158	$13,934

Net income per share:
Basic	$0.18	$0.06	$0.57	$0.67

Diluted	$0.16	$0.05	$0.49	$0.58

Weighted average shares used in computing net income per share:
Basic	20,342	982	10,956	925

Diluted	23,159	3,802	13,816	3,196

Other comprehensive income (loss):
Foreign currency translation adjustments	$—	$(20)	$31	$(41)

Net comprehensive income	$3,664	$2,381	$12,189	$13,893

Audience, Inc.

Consolidated statements of operations

GAAP to non-GAAP net income reconciliation

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
GAAP net income	$3,664	$2,401	$12,158	$13,934
Stock-based compensation	1,062	383	2,190	784
Non-cash rent expense	148	—	148	—
Revaluation of warrant liability	—	(102)	290	556

Non-GAAP net income	$4,874	$2,682	$14,786	$15,274

Audience, Inc.

Unaudited computation of GAAP earnings per share

(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Computation of GAAP net income per share:
GAAP net income	$3,664	$2,401	$12,158	$13,934
Non-cumulative dividends to preferred stockholders	—	(1,498)	(2,248)	(4,495)
Undistributed earnings allocated to preferred stockholders	—	(840)	(3,709)	(8,821)

Net income, basic	3,664	63	6,201	618
Adjustments to net income for preferred anti-dilutive	—	145	521	1,221

Net income, diluted	$3,664	$208	$6,722	$1,839

Weighted average shares used in computing net income per share:
Basic	20,342	982	10,956	925

Diluted	23,159	3,802	13,816	3,196

Net income per share:
Basic	$0.18	$0.06	$0.57	$0.67

Diluted	$0.16	$0.05	$0.49	$0.58

Audience, Inc.

Unaudited reconciliation of GAAP to non-GAAP diluted earnings per share

(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012		2011
GAAP net income	$3,664	$2,401	$12,158		$13,934
Two-class method basic net income	—	(2,338)	(5,957)		(13,316)

GAAP net income—basic	3,664	63	6,201		618

Adjustment to two-class method diluted net income	—	145	521		1,221

GAAP net income—diluted	$3,664	$208	$6,722		$1,839

Non-GAAP adjustments:
Stock-based compensation	1,062	383	2,190		784
Non-cash rent expense	148	—	148		—
Revaluation of warrant liability	—	(102)	290		556
Non-GAAP as if converted method	—	—	5,436	(A)	—

Non-GAAP net income—diluted	$4,874	$489	$14,786		$3,179

GAAP—diluted weighted average shares	23,159	3,802	13,816		3,196

Non-GAAP—diluted weighted average shares	23,159	3,802	20,322	(B)	3,196

GAAP—diluted net income per share(B)	$0.16	$0.05	$0.33	(B)	$0.58
Non-GAAP adjustments:
Stock-based compensation	0.04	0.10	0.11		0.24
Non-cash rent expense	0.01	—	0.01		—
Revaluation of warrant liability	—	(0.02)	0.01		0.17
Non-GAAP as if converted method	—	—	0.27		—

Non-GAAP—diluted net income per share	$0.21	$0.13	$0.73		$0.99

(A)	For the nine months ended September 30, 2012, non-GAAP net income was adjusted by $5,436 to give effect to the conversion of our convertible preferred stock and certain preferred stock warrants using the as-if converted method into common shares as if the conversion had occurred as of the beginning of the period presented.
(B)	For the nine months ended September 30, 2012, GAAP diluted weighted average shares used in computing diluted EPS was 13,816. Non-GAAP diluted weighted average shares of 20,322 was computed to give effect to the conversion of our convertible preferred stock and certain preferred stock warrants using the as-if converted method into common shares as if the conversion had occurred as of the beginning of the period presented.

Audience, Inc.

Estimated computation of GAAP to non-GAAP diluted earnings per share

Three months ending December 31, 2012
Estimated GAAP diluted net income per share	$0.04 to $0.08
Estimated stock-based compensation expense per share	$0.04
Estimated non-cash rent expense per share	$0.00

Non-GAAP—diluted net income per share	$0.08 to $0.12